Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of CUI Global, Inc. (the "Company"), on Form 10-Q of the quarter ended March 31, 2015, I hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)      The quarterly report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CUI Global, Inc.
By:	/s/ William J. Clough	Dated this 11th day of May 2015.
William J. Clough,
Chief Executive Officer/President